                                                                 CONFORMED COPY



                                7,000,000 Shares

                            APARTMENT INVESTMENT AND
                               MANAGEMENT COMPANY

                              Class A Common Stock

                             UNDERWRITING AGREEMENT

                                                               October 22, 1997



SMITH BARNEY INC.
BT ALEX. BROWN  INCORPORATED
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER &  SMITH
               INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
THE ROBINSON-HUMPHREY COMPANY, LLC

    As the Several Underwriters

c/o SMITH BARNEY INC.
    388 Greenwich Street
    New York, New York 10013

Dear Sirs:

    Apartment Investment and Management Company, a Maryland corporation (the "COMPANY"), proposes to issue and sell an aggregate of 7,000,000 shares (the "FIRM SHARES") of its Class A Common Stock, $0.01 par value per share (the "COMMON STOCK") , to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional



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1,050,000 shares (the "ADDITIONAL SHARES") of Common Stock. The Firm Shares
and the Additional Shares are hereinafter collectively referred to as the "SHARES".

     The Company through wholly-owned subsidiaries is the sole general partner and the principal limited partner (with an aggregate approximate 85.0% ownership interest as of the date hereof) of AIMCO Properties, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"). The Company's business of owning and managing multifamily apartment properties and its third-party property management and other businesses are principally conducted through the Operating Partnership and other direct and indirect subsidiaries of the Company identified in Schedule II hereto (together with the Operating Partnership, each a "SUBSIDIARY" and collectively, the "SUBSIDIARIES").

     The Company wishes to confirm as follows its agreement with you (the "REPRESENTATIVES") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

     1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a "shelf" registration statement on Form S-3 (File No. 333-26415, including a prospectus relating to debt securities, preferred stock, common stock and warrants, and will promptly file with the Commission a prospectus supplement specifically relating to the Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission thereunder, the "ACT"). As used in this Agreement, (i) the term "Registration Statement" means such registration statement, including exhibits, financial statements, schedules and documents incorporated by reference therein, as amended to the date hereof, and (ii) the term "Prospectus" collectively refers to the basic prospectus dated May 22, 1997, (the "BASIC PROSPECTUS") and prospectus supplement (the "PROSPECTUS SUPPLEMENT") dated October 22, 1997 in the forms first used to confirm sales of the Shares. The term "Preliminary Prospectus" means the preliminary prospectus supplement dated October 6, 1997 specifically relating to the Shares, together with the preliminary basic prospectus dated May 22, 1997 relating to the securities registered on the Registration Statement. As used herein, the terms "Registration Statement", "Prospectus" and "Preliminary Prospectus" shall in each case include the material, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act or deemed to be a part thereof pursuant to Rule 430A under the Act. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission thereunder, the "EXCHANGE ACT"), subsequent to the date of the Prospectus. As used herein, the term "Incorporated Documents" means the

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documents which at the time are incorporated by reference in the Registration
Statement, the Prospectus, the Preliminary Prospectus, or any amendment or supplement thereto.

     2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $34.64 per Share (the "PURCHASE PRICE PER SHARE"), the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

     The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "OVER-ALLOTMENT OPTION") which may be exercised at any time (but not more than once) by notice to the Company given prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 1,050,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

     3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

     4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of

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Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M.,
New York City time, on October 27, 1997 (the "CLOSING DATE"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

     Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "OPTION CLOSING DATE"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

     Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment to the Company of the purchase price therefor in immediately available funds.

     5. AGREEMENTS OF THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership agree with the several Underwriters as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing:(i) of any request by the

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     Commission for amendment of or a supplement to the Registration
     Statement, the Prospectus, the Preliminary Prospectus or for additional information;(ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and
     (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's financial condition, business, properties or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Company will furnish to you, without charge (i) one signed copy of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, which shall be delivered to counsel for the Underwriters,(ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request,(iii) such number of copies of the Incorporated Documents, without exhibits, as you may reasonably request, and (iv) up to six copies of the exhibits to the Incorporated Documents, as you may request.

          (d) Prior to the end of the period of time referred to in the first sentence in subsection (f) below, the Company will inform you of its intent to file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or file any document which, upon filing becomes an Incorporated Document, and the Company will furnish you with copies of any such amendment, supplement or document in advance of filing; PROVIDED, the Company will not file any such amendment, supplement or document to which you shall reasonably object unless such amendment, supplement or document is required to be filed by applicable law.

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          (e)  Prior to the execution and delivery of this Agreement, the
     Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of Preliminary Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky or real estate syndication laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky or real estate syndication laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales of Shares by any Underwriter or dealer. If during such period of time any event shall occur as a result of which it is necessary in the judgment of the Company or in the opinion of counsel for the Underwriters and counsel for the Company to amend or supplement the Prospectus (as then amended or supplemented) in order that the Prospectus will not include any untrue statement of material fact or omit to state a fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof.

          (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky or real estate syndication laws of such jurisdictions as you may designate and will file such consents to service of

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     process or other documents necessary or appropriate in order to effect such registration or qualification; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

          (h) The Company will make generally available to its security holders an earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

          (i) During the period of three years hereafter, the Company will furnish to you as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission.

          (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Operating Partnership to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including the reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

          (k) The Company will contribute the net proceeds from the sale of the Shares to the Operating Partnership and the Company and the Operating Partnership will apply such net proceeds substantially in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus Supplement.

          (l) The Company will use its best efforts to meet the requirements to maintain its qualification for the fiscal year ending December 31, 1997 (and each fiscal quarter of such year), as a "real estate investment trust" (a "REIT") under the Internal Revenue Code of 1986, as amended (the "CODE").

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          (m)  Except as stated in this Agreement and in the Preliminary
     Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares in violation of Regulation M under the Exchange Act.

          (n) The Company will use its reasonable efforts to accomplish the listing of the Shares on the New York Stock Exchange.

     6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership represent and warrant to each Underwriter that:

          (a) Each prospectus or preliminary prospectus included as part of the registration statement as originally filed, or as part of any amendment or supplement thereto that is related to the Shares, or filed pursuant to Rule 424 under the Act that is related to the Shares, complied when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein. The Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus.

          (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

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          (c)  The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (d) All the outstanding shares of common stock of the Company (including Class B Common Stock of the Company) have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus. Except as described in the Registration Statement and the Prospectus, there are no outstanding options, convertible or exchangeable securities, warrants or other rights calling for the issuance of Common Stock or Class B Common Stock of the Company or equity, partnership, membership or beneficial interests in the Subsidiaries.

          (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to qualify does not have a material adverse effect on the financial condition, business, properties or results of operations of the Company and the subsidiaries taken as a whole.

          (f) Each Subsidiary is a corporation, limited partnership, limited liability company or trust, as the case may be, duly organized or formed

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     and validly existing under the laws of its jurisdiction of organization or formation, with corporate, limited partnership, limited liability company or trust power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify does not have a material adverse effect on the financial condition, business, properties or results of operations of the Company and the subsidiaries taken as a whole.

          (g) All of the shares of capital stock, partnership interests, limited liability company membership interests or trust beneficial interests, as the case may be, issued by the Subsidiaries or created by agreements to which the Subsidiaries are parties,(i) have been duly and validly issued or created (and in the case of capital stock are fully paid and nonassessable) and (ii) are owned or held, directly or indirectly through Subsidiaries, by the Company in the percentage amounts set forth on Schedule II hereto free and clear of any security interest, lien, adverse claim, equity or other encumbrance (each of the foregoing, a "LIEN"), except for such Liens as (i) are described in the Registration Statement or the Prospectus or, (ii) are set forth in
     Schedule II, or (iii) would not have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

         (h) As of September 30, 1997, the Company indirectly owned an aggregate approximate 85.0% partnership interest in the Operating Partnership free and clear of all Liens. A wholly-owned subsidiary of the Company is the sole general partner of the Operating Partnership.

          (i) The Company has corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

          (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the

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     Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

          (k) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents, or (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiaries, or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound, except, with respect of clauses (ii) and (iii) above, for any defaults which, singly or in the aggregate, would not have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

          (l) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company or the Operating Partnership nor the consummation by the Company or the Operating Partnership of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky or real estate syndication laws of various jurisdictions, to the extent applicable, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents of the Company or the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any Lien upon any property or assets of the Company or the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or

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     by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (m) Ernst & Young LLP and Arthur Andersen LLP who have certified the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants with respect to the Company as required by the Act.

          (n) The financial statements, together with related schedules and notes, of the Company and of any properties acquired by the Company included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly
     (i) the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries and
     (ii) the combined revenues and certain expenses of the properties acquired by the Company, as the case may be, on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records (i) of the Company and its subsidiaries and (ii) the properties acquired by the Company, as the case may be. The selected historical financial data of the Company set forth under the caption "Selected Pro Forma and Historical Financial Information" in the Prospectus Supplement, present fairly, on the basis stated in the Prospectus Supplement, the historical financial information of the Company included therein. The unaudited pro forma financial statements included in the Prospectus Supplement comply in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of that data.

          (o) Except as disclosed in or contemplated by the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the

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     Company and the Subsidiaries taken as a whole, and there has not been any change in (or repurchase or declaration of dividends or distributions on) the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of its subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

          (p) The Company and each Subsidiary (i) is in compliance with all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"),(ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except, with respect to clauses (i), (ii) and (iii) above, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in or contemplated by the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

          (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties or in connection with off-site disposal of hazardous substances) that would, singly or in the aggregate, have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

          (r) (i)The Company and the Subsidiaries have good and marketable title in fee simple to all parcels of real property (except for those easement parcels that are appurtenant to the real property owned in fee simple by the Company and its subsidiaries) and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all Liens, except such as are described in the Prospectus or such as do not, singly or in the aggregate, materially affect the value of such real and personal property taken as a whole and do not materially interfere with the use made and proposed to be made of such real and personal property by the Company and the Subsidiaries,(ii) any real property and buildings held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries, in each case except as described in the Prospectus, (iii)the construction, management or operation of the buildings, fixtures and other improvements located on the Company's "Owned Properties" (as such term is defined in the Prospectus Supplement) as presently conducted or existing is not in violation of any applicable building code, zoning ordinance or other law or regulation, except where any such violation would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole, (iv)neither the Company nor any Subsidiary has received notice of any proposed special assessment or any proposed change in any property tax, zoning or land use laws affecting all or any portion of the Owned Properties, except where any such assessment or change would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole,(v) there do not exist any violations of any declaration of covenants, conditions and restrictions with respect to any of the Owned Properties, nor is there any existing state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation, except where any such violation would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole, and (vi) the improvements comprising any portion of the Owned Properties (the "IMPROVEMENTS") are free of any and all material physical, mechanical, structural, design and construction defects and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of material defects, except for any such defects or failures to be in good condition or proper working order which do not, singly or in the aggregate, have a material adverse effect on the value of the Owned Properties taken as a whole.

          (s) The direct and indirect subsidiaries of the Company have obtained Extended Coverage Owner's Policies of Title Insurance, to the extent available in the pertinent jurisdiction (other than in connection with real property located in Texas, with respect to which the Company and the Subsidiaries have obtained Texas Form T-1 Policies of Title Insurance) from title insurers of recognized financial responsibility on all of the Owned Properties and such policies are in full force and effect.

          (t) The Company and the Subsidiaries self-insure or are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company, nor any Subsidiary has any reason to believe that it will not be able to renew that coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole, except as described in or contemplated by the Prospectus.

          (u) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act.

          (v) (i)The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus,(ii) the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and to the Company's knowledge no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus and (iii) except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries, except, with respect to clauses (i), (ii) and (iii) above, for any such failure to obtain permits or failure to fulfill or perform obligations, or the occurrence of events, or such restriction that would, singly or in the aggregate, not have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

          (w) The Company and each of the Subsidiaries have filed all tax returns required to be filed and have paid all taxes shown thereon as due and there is no tax deficiency that has been or to the knowledge of the Company, is threatened to be asserted that could reasonably be expected to have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

          (x) No holder of any security of the Company or the Operating Partnership has any unwaived right to require registration of shares of Common Stock or any other security of the Company or OP Units because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

          (y) The Company and the Subsidiaries are not now, and after the sale of the Shares to be sold hereunder and application of the net proceeds from such sale as described in the Prospectus Supplement under the caption "Use of Proceeds," none of them will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (z) The Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business in Cuba.

          (aa) The Company has since July 29, 1994 been organized and qualified as a REIT under Sections 856 through 860 of the Code, has elected to be taxed as a REIT under the Code for the taxable year ended December 31, 1994, and currently expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 1997 and succeeding taxable years.

          (bb) Except for this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finders fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

          (cc) The Shares have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

          (dd) The Agreement and Plan of Merger, dated as of April 21, 1997 by and among AIMCO, AIMCO/NHP Acquisition Corp., and NHP Incorporated, as amended, is in full force and effect, subject to the conditions set forth therein.

     7.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Preliminary Prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; PROVIDED, however, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, PROVIDED that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or the Operating Partnership, such Underwriter or such controlling person shall promptly notify the Company and the Operating Partnership and the Company and the Operating Partnership shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company and the Operating Partnership have agreed in writing to pay such reasonable fees and expenses,(ii) the Company and the Operating Partnership have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include such Underwriter or such controlling person, the Company and the Operating Partnership, and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party, the Company and the Operating Partnership by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company and the Operating Partnership shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company and the Operating Partnership shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Smith Barney Inc., and that all such reasonable fees and expenses shall be reimbursed as they are incurred. The Company and the Operating Partnership shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company and the Operating Partnership agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, the Company's directors, the Company's officers who sign the Registration Statement, and any person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company and the Operating Partnership, any of the Company's directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company and the Operating Partnership by paragraph (b) above (except that if the Company and the Operating Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company and the Operating Partnership, the Company's directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

          (d) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but is determined to be legally unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
     Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Operating Partnership, the Company's directors or officers, or any person controlling the Company or the Operating Partnership,(ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, the Operating Partnership, the Company's directors or officers, or any person controlling the Company or the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment to the Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

          (c) You shall have received on the Closing Date, an opinion of Skadden, Arps, Slate, Meagher & Flom, Piper & Marbury LLP, and other counsel for the Company reasonably satisfactory to you, dated the Closing Date and addressed to you, as the several Underwriters, to the effect set forth in Exhibit A hereto.

          (d) You shall have received on the Closing Date (i) an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date and addressed to you, as the several Underwriters, to the effect set forth in Exhibit B hereto, and (ii) such other opinions of such counsel with respect to such other related matters as you may reasonably request.

          (e) You shall have received letters addressed to you, as the several Underwriters, and dated the date hereof and the Closing Date from (i) Ernst & Young LLP,(ii) Arthur Andersen LLP, and (iii) Deloitte & Touche, independent certified public accountants, substantially in the forms heretofore approved by you.

          (f) (i)There shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto);(ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole; (iii)the Company and the Subsidiaries shall not have incurred any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in or contemplated by the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(f) and in Section 8(g) hereof.

          (g) Each of the Company and the Operating Partnership shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (h) The Shares shall have been listed, subject to notice of issuance, on the New York Stock Exchange.

          (i) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

     Any certificate or document signed by any officer of the Company or authorized representative of the Operating Partnership and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, on the Closing Date or any Option Closing Date shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to each Underwriter as to the statements made therein.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (f) shall be dated the Option Closing Date in question and the opinions called for by paragraphs
(c) and (d) shall be revised to reflect the sale of Additional Shares.

     9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder:(i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them;(ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares;(iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares;(iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum (if any) and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares;(v) the listing of the Shares on the New York Stock Exchange;(vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky or real estate syndication laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification);(vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;(viii) the transportation and other reasonable expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the reasonable fees and expenses of the Company's accountants and the reasonable fees and expenses of counsel (including local and special counsel) for the Company.

     10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective:(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of such post-effective amendment to the Registration Statement has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

     If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

     Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be,(i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii)a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter. Upon any such termination, the obligations of the Company and the Operating Partnership to the Underwriters hereunder shall also terminate, except for the obligations set forth in Sections 7 and 9 hereof.

     12. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on page S-2, and the statements in the first, third and fifth paragraphs under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus, constitute the only information furnished in writing by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

     13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Operating Partnership, at the office of the Company at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, Attention: Mr. Terry Considine, Chairman of the Board of Directors; or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Operating Partnership, the Company's directors and officers, and the other controlling persons referred to in
Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

     14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership and the several Underwriters.


                                        Very truly yours,

                                        APARTMENT INVESTMENT AND
                                          MANAGEMENT COMPANY


                                       By:  /s/ Peter Kompaniez
                                           --------------------
                                           Name: Peter Kompaniez
                                           Title: President


                                        AIMCO PROPERTIES, L.P.


                                       By AIMCO-GP, Inc., its General Partner


                                        By:  /s/ Peter Kompaniez
                                            --------------------
                                            Name: Peter Kompaniez
                                            Title: Vice President


Confirmed as of the date first above
mentioned on behalf of themselves and
the other several Underwriters named
in Schedule I hereto.

SMITH BARNEY INC.
BT ALEX. BROWN INCORPORATED
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE FENNER & SMITH
             INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
THE ROBINSON-HUMPHREY COMPANY, LLC

As Representatives of the Several Underwriters

By SMITH BARNEY INC.

By:  /s/ John Herbert
    -------------------------
     Name: John Herbert
     Title: Managing Director

                                                                     SCHEDULE I


                            APARTMENT INVESTMENT AND
                               MANAGEMENT COMPANY


                                                                  Number of
Underwriter                                                      Firm Shares
                                                                 -----------

Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . .       1,166,700

BT Alex. Brown Incorporated . . . . . . . . . . . . . . . .       1,166,660

Lehman Brothers Inc . . . . . . . . . . . . . . . . . . . .       1,166,660

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated  . . . . . . . . . . . . . . . . . .       1,166,660

Raymond James & Associates, Inc.  . . . . . . . . . . . . .       1,166,660

The Robinson-Humphrey Company, LLC  . . . . . . . . . . . .       1,166,660

                                                                 -----------
                    Total . . . . . . . . . . . . . . . . .       7,000,000
                                                                 -----------
                                                                 -----------

                                                                    SCHEDULE II


         1.   AIMCO-LP, Inc.(1)

         2.   Property Asset Management Services, Inc.(2)

         3.   AIMCO/NHP Holdings, Inc.(2)

         4.   NHP Incorporated (3)

         5.   AIMCO Properties, L.P.(4)

         6.   Property Asset Management Services, L.P.(5)

         7.   AIMCO/NHP Partners, L.P.(6)

         8.   AIMCO-GP, Inc.(1)

         9.   NHP Partners, Inc.(2)

-----------------------------

(1)       Owned 100% by the Company

(2) The Operating partnership holds a 95% economic non-voting preferred stock interest and certain officers of the Company hold a 5% economic interest and hold all of the common voting interest.

(3) The company holds approximately 47% of the common shares and AIMCO/NHP Holdings, Inc. holds approximately 6% of the common shares.

(4) AIMCO-GP, Inc. is the sole general partner with a 1% interest and AIMCO-LP, Inc. holds an approximate 84% limited partnership interest.

(5) The Operating Partnership is the sole general partner with a 1% interest and Property Asset Management Services, Inc. is the sole limited partner with a 99% limited partnership interest.

(6) The Operating Partnership holds a 99% limited partnership interest and CK Properties, L.L.C., a limited liability company whose members are officers of the Company, is the sole general partner and holds a 1% general partnership interest.

        10.  NHP Management Company (7)








------------------------
(7)       Owned 100% by NHP Incorporated

                                                                      EXHIBIT A


               OPINIONS OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM,
                     PIPER & MARBURY LLP AND OTHER COUNSEL
                                FOR THE COMPANY

    The opinions of Skadden, Arps, Slate, Meagher & Flom, Piper & Marbury LLP, and other counsel for the Company satisfactory to the Representatives, to be delivered pursuant to Section 8(c) of the Apartment Investment and Management Company Underwriting Agreement shall be, in the aggregate, substantially to the effect that on the Closing Date:

     (i) The Company is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease and operate its properties or properties proposed to be acquired by it and to conduct its business as described in the Registration Statement and the Prospectus. Such counsel shall identify, based solely upon certificates of public officials, those states in which the Company is qualified to do business.

     (ii) Each Specified Subsidiary (as defined on Schedule II hereto) is a corporation, limited partnership, limited liability company or trust, as the case may be, duly organized or formed and validly existing under the laws of its jurisdiction of organization or formation, with corporate, limited partnership, limited liability company or trust power and authority, as the case may be, to own, lease and operate its properties or any properties proposed to be acquired by it and to conduct its business as described in the Registration Statement and the Prospectus.

     (iii) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus Supplement. The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the captions "Description of Common Stock" and "Description of Preferred Stock".

     (iv) All shares of common stock of the Company (including Class B Common Stock) outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

     (v) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive, or to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company.

     (vi) (i) All of the shares of capital stock issued by AIMCO, AIMCO-GP, Inc., AIMCO-LP, Inc.
     [Insert additional Subsidiaries defined in Schedule II as appropriate] and (ii) all of the partnership interests in AIMCO Properties, L.P. (subsequent to July 29, 1994),
     [Insert additional Subsidiaries defined in Schedule II as appropriate] issued by such limited partnerships or created by agreements to which such limited partnerships are parties have been duly and validly issued (and in the case of capital stock have been duly authorized and are fully paid and nonassessable) and, except for minority limited partnership interests in AIMCO Properties, L.P., to the best knowledge of such counsel after reasonable inquiry (including a review of ownership and transfer records for shares of capital stock, partnership interests or membership interests, to the extent maintained by such entities), such shares of capital stock or partnership interests are owned by the Company directly or through Subsidiaries (except for indirect ownership interests held by certain trusts in which Messrs. Considine, Kompaniez, Ira and Lacey collectively hold aggregate 5% beneficial interests) free and clear of any security interest, lien, adverse claim, equity or other encumbrance.

     (vii) The form of certificates for the Shares conforms to the requirements of the Maryland General Corporation Law.

     (viii) The Company has corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

     (ix) To the best knowledge of such counsel after reasonable inquiry, there are no legal or governmental proceedings pending or threatened against the Company of any the Specified Subsidiaries, or to which the Company or any of the Specified Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

     (x) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company or the Operating Partnership nor the consummation by the Company or the Operating Partnership of the transactions contemplated hereby (1) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky or real estate syndication laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or (2) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws of the Company, AIMCO-GP, Inc. or AIMCO-LP, Inc. or the Certificate of Limited Partnership or Agreement of Limited Partnership of AIMCO Properties, L.P., as amended, or (3) to the best knowledge of such counsel after reasonable inquiry, violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or the Subsidiaries or any of their respective properties or (4) to the best knowledge of such counsel after reasonable inquiry, conflicts or will conflict with or constitutes or will constitute a breach of or a default under any Material Agreement (as such term shall be defined in the opinion of such counsel).

     (xi) To the best knowledge of such counsel after reasonable inquiry, no holder of any security of the Company or the Operating Partnership has any unwaived right to require registration of shares of Common Stock or any other security of the Company or OP Units because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

     (xii) The Company and the Specified Subsidiaries are not now, and after the sale of the Shares to be sold hereunder and application of the net proceeds from such sale as described in the Prospectus Supplement under the caption "Use of Proceeds," none of them will be, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     (xiii) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry,(1) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission and (2) any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

     (xiv) The statements (1) in the Basic Prospectus under the caption "Description of Common Stock"; and (2) in the Prospectus Supplement under "Certain Federal Income Tax Considerations," in each case insofar as such statements constitute summaries of the legal matters, documents, or proceedings referred to therein, are accurate and present fairly the information required to be shown.

     (xv) Such counsel confirms as of the Closing Date the opinion filed as Exhibit 8.1 to the Registration Statement.

     (xvi) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act. Each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

     (xvii) Although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document).

     In rendering the foregoing opinions (i) such counsel may state that they have relied as to factual matters upon certificates of public officials or one or more officers of the Company or its Subsidiaries, (ii) Skadden, Arps, Slate, Meagher & Flom may state that their opinion relates only to the federal laws of the United States and the laws of the State of Delaware and California, and (iii) Piper & Marbury LLP may state that their opinion relates only to the laws of the State of Maryland.

                                                                      EXHIBIT B


                       OPINION OF DAVIS POLK & WARDWELL,
                          COUNSEL FOR THE UNDERWRITERS


     The opinion of Davis Polk & Wardwell, counsel for the Underwriters, to be delivered pursuant to Section 8(d) of the Apartment Investment and Management Company Underwriting Agreement shall be to the effect that on the Closing Date:

          (i) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive, or to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company.

          (ii) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry,(1) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission and (2) any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

          (iii) This Agreement has been duly authorized, executed and delivered by the Company.

          (iv) The statements in the Prospectus Supplement under the caption "Underwriting" insofar as such statements constitute summaries of the legal matters and documents referred to therein fairly present the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein.

          (v) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act.

          (vi) Although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document).

     In rendering their opinion as aforesaid, such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of New York, provided that counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.